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                                                                Exhibit 99(j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


As the independent registered public accounting firm, we hereby consent to the use of our report dated April 17, 2006, for Giant 5 Funds and to all references to our firm included in or made a part of this Pre-Effective Amendment No. 4 under the Securities Act of 1933 (file No. 333-129930) and Pre-Effective Amendment No. 4 under the Investment Company Act of 1940 (file No. 811-21836) to the Giant 5 Funds' Registration Statement on Form N-1A.



Cohen McCurdy, Ltd.
Westlake, Ohio
April 26, 2006